Exhibit 99.2

MDRNA, Inc. Receives NASDAQ Notification

BOTHELL, Wash., Nov 12, 2009 – MDRNA, Inc. (Nasdaq: MRNA) announced today that on November 6, 2009 it received a letter from The NASDAQ Stock Market, Inc. notifying the Company that, for ten consecutive business days, based on the Company’s Market Value of Listed Securities (MVLS), it did not comply with the $50 million minimum MVLS for continued listing on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(3)(A). The Company has a grace period of 90 calendar days (until February 4, 2010) in order to regain compliance, which can be achieved if the Company’s MVLS closes at $50 million or more for a minimum of ten consecutive business days during this time. MDRNA will continue to be listed on the NASDAQ Global Market during this period.

“We believe we are taking all necessary steps to enhance shareholder value and regain compliance with NASDAQ’s listing requirements,” stated J. Michael French, President and Chief Executive Officer of MDRNA. “Based upon the continued advancement of both our science and oncology programs and our on-going business development efforts, we are confident that we will be able to meet the Nasdaq Global Markets listing requirements within the 90 day grace period.”

About MDRNA, Inc.

MDRNA is a biotechnology company focused on the development and commercialization of therapeutic products based on RNA interference (RNAi). Our goal is to improve human health through the development of RNAi-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Over the past decade, we have developed substantial capabilities in molecular biology, cellular biology, lipid chemistry, peptide chemistry, pharmacology and bioinformatics, which we are applying to a wide range of RNAi technologies and delivery approaches. These capabilities plus the in-licensing of key RNAi-related intellectual property have rapidly enabled us to become a leading RNAi-based therapeutics company with a pre-clinical pipeline in oncology. Through our capabilities, expertise and know-how, we are incorporating multiple RNAi technologies as well as peptide- and lipid-based delivery approaches into a single integrated drug discovery platform that will be the engine for our clinical pipeline as well as a versatile platform for establishing broad therapeutic partnerships with biotechnology and pharmaceutical companies. We are also investing in new technologies that we expect to lead to safer and more effective RNAi-based therapeutics while aggressively building upon our broad and extensive intellectual property estate. By combining broad expertise in siRNA science with proven delivery platforms and a strong IP position, MDRNA is well positioned as a leading RNAi-based drug discovery and development company. Additional information about MDRNA, Inc. is available at http://www.mdrnainc.com.

MDRNA Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of MDRNA to obtain additional funding; (ii) the ability of MDRNA to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of MDRNA and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of MDRNA and/or a partner to obtain required governmental approvals; and (v) the ability of MDRNA and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in MDRNA’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. MDRNA assumes no obligation to update and supplement forward-looking statements because of subsequent events.

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Contacts:

MDRNA, Inc.:

Peter Garcia

Chief Financial Officer

(425) 908-3603

pgarcia@mdrnainc.com

Westwicke Partners (Investors):

Stefan Loren, Ph.D., (443) 213-0507

sloren@westwicke.com

John Woolford, (443) 213-0506

john.woolford@westwicke.com

McKinney|Chicago (Media):

Alan Zachary, (312) 944-6784 x 316 or

(708) 707-6834

azachary@mckinneychicago.com